UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2007 (July 20, 2007)

CHAPEAU, INC.
(Exact name of registrant as specified in its charter)

Utah	033-01289-D	87-0431831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1190 Suncast Lane, Suite 2, El Dorado Hills, California	95762
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (916) 939-8700

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 20, 2007 Chapeau, Inc. (the “Company”) received a memorandum proposing a revised transaction structure to that contained in its previously announced non-binding term sheet for the formation of a joint venture that would provide up to $300 million of capital in support of the Company’s discount energy purchase agreement financial model.  The exclusivity period contained in the term sheet was not renewed by the Company and is therefore no longer effective. Management of the Company, however, is considering the revised transaction structure proposed in the memorandum while concurrently exploring alternatives with other strategic partners, including private equity firms and investment banking firms.   Completion of any transaction is subject to performance of due diligence, execution of definitive agreements and other customary conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPEAU, INC.

Date: July 24, 2007	By: /s/ Guy A. Archbold
Name: Guy A. Archbold
Title: Chief Executive Officer